UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 25, 2020

MONITRONICS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-110025	74-2719343
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1990 Wittington Place
Farmers Branch, Texas 75234
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 243-7443

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jeffery Gardner Steps Down as President and Chief Executive Officer

Jeffery R. Gardner has stepped down from his position as President and Chief Executive Officer and a member of the Board of Directors (the “Board”) of Monitronics International, Inc. (doing business as Brinks Home Security™) (the “Company”) effective February 27, 2020 (the “Effective Date”). Mr. Gardner’s departure was not a result of any disagreement with the Company regarding any matter to its operations, policies or practices.

Appointment of William Niles as Interim Chief Executive Officer

On the Effective Date, the Board named William Niles, currently the Company’s Chief Transformation Officer and General Counsel, as interim Chief Executive Officer. The appointment of Mr. Niles is coupled with a comprehensive search to name a permanent CEO for the Company, which is expected to commence shortly. Mr. Niles will remain in his role as interim CEO until the transition to a permanent CEO has been completed.

Mr. Niles, age 56, has had a long relationship with the Company. Prior to joining the Company in September 2019, Mr. Niles served as Chief Executive Officer of Ascent Capital Group, Inc., the parent corporation of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Monitronics International, Inc. on February 27, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2020

MONITRONICS INTERNATIONAL, INC.

By:	/s/ Fred A. Graffam
	Name:	Fred A. Graffam
	Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary

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